EXHIBIT 99.1

Lyris Announces Second Quarter Fiscal 2014 Financial Results

90% of F2Q14 Revenue Was Recurring;
77% of F2Q14 Revenue From Subscriptions

EMERYVILLE, Calif., Feb. 6, 2014 (GLOBE NEWSWIRE) -- Lyris, Inc. (OTCBB:LYRI), a leading global provider of digital marketing solutions, today announced financial results for the second quarter of fiscal 2014 ended December 31, 2013.

Highlights

  Fiscal second quarter revenues were $8.1 million, down 1% from $8.2 million in the prior quarter and down 15.7% from $9.7 million in the same period last year.
  Recurring revenue was 90% of total revenue in the fiscal second quarter compared to 86% of total revenues in the same period a year ago and 89% of revenues in the prior quarter.
  Lyris HQ Software-as-a-Service (SaaS) revenues were 60% of total revenues in the fiscal second quarter compared to 58% in the same period a year ago and 60% of total revenues in the prior quarter.
  Fiscal second quarter gross margin was 64% compared to 63% for the same period last year.
  Fiscal second quarter income from operations was $0.5 million, compared to income from operations of $0.8 million in the same period last year.
  Fiscal second quarter net income was $0.5 million, or $0.04 per diluted share, compared to net income of $0.7 million, or $0.07 per share, in the same period last year.
  Fiscal second quarter non-GAAP net income was $1.0 million, or $0.09 per diluted share, compared to a non-GAAP net income of $1.6 million, or $0.14 per share, in the same period a year ago.
  Fiscal second quarter adjusted EBITDA was $1.4 million, compared to adjusted EBITDA of $2.0 million in the same period a year ago.
  At December 31, 2013, the Company had $1.6 million in cash. The Company also had $1.9 million available for drawdown on its $5 million loan facility with Silicon Valley Bank.

"We ended calendar 2013 in a much better position than where we started it. Our bookings in the fiscal second quarter were the best for the year…and actually the best we've witnessed since fiscal second quarter of 2012," stated John Philpin, president and CEO of Lyris. "Looking forward into calendar 2014, we see opportunities for continued traction in our core markets in publishing, media, retail, and agencies. We've completely revamped our solution portfolio and streamlined our product offers, positioning us uniquely in the market to support our customers and agency partners. With news sales leaders in North America and APAC and our 'best in class' customer support, we will focus our sales efforts on revenue growth."

Second Quarter Fiscal 2014 Financial Results

Total revenues of the second quarter of fiscal 2014 were $8.1 million, down 1% from $8.2 million in the prior quarter and down 15.7% from $9.7 million in the same period last year. Total subscription revenues were $6.3 million, or 77% of total revenues, in the second quarter of fiscal 2014, compared to $7.3 million, or 76% of total revenues, in the same period in fiscal 2013. Lyris HQ SaaS revenues were $4.9 million, or 60% of total revenues, in the second quarter of fiscal 2014, down from $5.6 million, or 58% of total revenues, in the same period a year ago.

Gross profit was $5.3 million, or 64% as a percentage of total revenues, in the second quarter of fiscal 2014, compared to $6.1 million, or 63% of total revenue, in the same period in fiscal 2013.

Income from operations was $0.5 million, compared to income from operations of $0.8 million in the same period last year. Net income was $0.5 million, or $0.04 per diluted share, compared to net income of $0.7 million, or $0.07 per share, in the same period last year.

Conference Call Information

Lyris will hold a conference call and webcast to discuss its financial results and operating activities open to all interested parties at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), February 6, 2014.

The teleconference can be accessed by calling 888-587-0615, passcode 5596096. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available on the Internet at www.lyris.com.

A replay of the call will be available through February 13, 2014, at 877-870-5176, passcode 5596096, and on the company's website at www.lyris.com.

About Lyris

Lyris, Inc. is a leading global provider of digital marketing solutions that help companies engage with customers in more meaningful ways. Lyris products and services empower marketers to design, automate, and optimize data-driven interactive marketing campaigns that facilitate superior engagement, increase conversions, and deliver measurable business value. Lyris' high-performance, secure and flexible digital marketing platforms improve marketing efficiency by providing automated digital message delivery, robust segmentation, and real-time social, mobile and interaction analytics. The Lyris solutions portfolio is comprised of both in-the-cloud and on-premises offerings, Lyris HQ and Lyris ListManager, combined with customer-focused services and support. More than 5,000 companies worldwide partner with Lyris to manage and execute sophisticated digital marketing campaigns across email, social, Web, and mobile channels.

www.lyris.com

Forward Looking Statements

This press release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance, and that are subject to many risks and uncertainties. These forward-looking statements include material in quotations from management, including our estimate of our addressable market. Statements that include word such as "expects," "intends," "plan," "believe," "project," "estimate," "may," "should," "anticipate," "will" and similar statements identify many of our forward-looking statements.

Many factors could cause actual results to differ materially from those indicated in our forward-looking statements. For example, market acceptance of our products, potential delays in product development, product offerings by our competitors, and our ability to finance anticipated growth could affect our future results. Other risk factors that could cause actual results to differ significantly from our expectations are described in our annual and quarterly reports filed with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Non-GAAP Financial Measures

In this release we present certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

We believe the calculation of non-GAAP net income (loss), calculated without giving effect to acquisition-related amortization charges, stock-based compensation expense and certain other amounts that we do not consider to be related to our ongoing core operating performance, provides a basis to compare our operating results across periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as GAAP net income (loss) less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of our cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure, as required under SEC rules and regulations, in tables attached to this release.

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended December 31,
	2013	2012

Revenue:
Subscription revenue	$ 6,270	$ 7,339
Support and maintenance revenue	1,030	997
Professional services revenue	583	586
Software revenue	263	743
Total revenue:	8,146	9,665
Cost of revenue:
Subscription, software and other services	2,457	3,097
Amortization of developed technology	439	444
Total cost of revenue	2,896	3,541
Gross profit	5,250	6,124
Operating expenses:
Sales & marketing	2,409	2,495
General and administrative	1,424	1,939
Research & development	837	836
Amortization of customer relationships and trade names	50	50
Total operating expenses	4,720	5,320
Income from operations	530	804
Interest expense	(39)	(25)
Interest income	--	4
Other income, net	23	7
Income from operations before income taxes	514	790
Income tax provision	36	46
Net income	478	744
Less: income attributable to noncontrolling interest, net of tax	--	9
Net income attributable to Lyris, Inc.	$ 478	$ 735
Net income per share
Basic	$ 0.05	$ 0.08
Diluted	$ 0.04	$ 0.07
Weighted average shares outstanding used in calculating net income per share:
Basic	9,568	9,533
Diluted	11,568	11,224

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Six Months Ended December 31,
	2013	2012

Revenue:
Subscription revenue	$ 12,612	$ 14,467
Support and maintenance revenue	2,028	1,928
Professional services revenue	1,178	1,256
Software revenue	560	986
Total revenue	16,378	18,637
Cost of revenue:
Subscription, software and other services	5,095	6,671
Amortization of developed technology	878	673
Total cost of revenue	5,973	7,344
Gross profit	10,405	11,293
Operating expenses:
Sales & marketing	5,241	4,770
General and administrative	3,097	4,246
Research & development	1,874	1,997
Amortization of customer relationships and trade names	101	101
Total operating expenses	10,313	11,114
Income from operations	92	179
Interest expense	(77)	(150)
Interest income	--	6
Other income, net	15	36
Income from operations before income taxes	30	71
Income tax provision	45	124
Net loss	$ (15)	$ (53)
Less: income attributable to noncontrolling interest, net of tax	--	29
Net loss attributable to Lyris, Inc.	$ (15)	$ (82)
Net loss per share basic and diluted	$ (0.00)	$ (0.01)
Weighted average shares outstanding used in calculating net loss per share:
Basic	9,568	9,487
Diluted	9,568	9,487

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended December 31,
	2013	2012
Net income	$ 478	$ 744
Stock-based compensation expense	41	335
Amortization of intangible assets	489	494
Other (income) expense, net	(23)	(7)
Non-GAAP net income	$ 985	$ 1,566
Non-GAAP net income per share
Basic	$ 0.10	$ 0.16
Diluted	$ 0.09	$ 0.14
Shares used to compute Non-GAAP net income per share
Basic	9,568	9,533
Diluted	11,568	11,224

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company's business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Six Months Ended December 31,
	2013	2012
Net loss	$ (15)	$ (53)
Stock-based compensation expense	156	542
Amortization of intangible assets	979	774
Other (income) expense, net	(15)	(36)
Non-GAAP net income	$ 1,105	$ 1,227
Non-GAAP net income per share
Basic	$ 0.12	$ 0.13
Diluted	$ 0.10	$ 0.12
Shares used to compute Non-GAAP net income per share:
Basic	9,568	9,487
Diluted	11,568	10,332

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company's business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,
	2013	2012
Net income	$ 478	$ 744
Interest (income) / expense, net	39	21
Income tax (benefit) / provision	36	46
Depreciation and amortization	855	908
Total EBITDA	1,408	1,719
Stock-based compensation expense	41	335
Other (income) expense, net	(23)	(7)
Total Adjusted EBITDA	$ 1,426	$ 2,047

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Six Months Ended December 31,
	2013	2012
Net loss	$ (15)	$ (53)
Interest (income) / expense, net	77	144
Income tax (benefit) / provision	45	124
Depreciation and amortization	1,714	1,439
Total EBITDA	1,821	1,654
Stock-based compensation expense	156	542
Other (income) expense, net	(23)	16
Total Adjusted EBITDA	$ 1,954	$ 2,212

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except for per share data)

	December 31,	June 30,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 1,578	$ 2,318
Accounts receivable, less allowances of $396 and $510, respectively	4,018	4,103
Prepaid expenses and other current assets	795	722
Deferred income taxes	971	942
Total current assets	7,362	8,085
Property and equipment, net	1,908	2,376
Capitalized software, net	7,537	6,978
Intangible assets, net	4,917	5,014
Goodwill	9,791	9,791
Other long-term assets	693	663
TOTAL ASSETS	$ 32,208	$ 32,907

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 2,867	$ 3,458
Revolving line of credit	2,265	2,260
Capital lease obligations - short-term	699	827
Income taxes payable	194	203
Deferred revenue	3,214	3,220
Total current liabilities	9,239	9,968
Other long-term liabilities	522	436
Capital lease obligations - long-term	317	504
TOTAL LIABILITIES	10,078	10,908
Commitments and contingencies
Redeemable Series A convertible preferred stock; $0.01 par value, 2,000 shares authorized, issued and outstanding, liquidation preferrence $5,000, no undeclared dividends	5,000	5,000
Stockholders' equity:
Common stock, $0.15 par value; 40,000 shares authorized; 9,579 shares issued and outstanding as of December 31, 2013 and June 30, 2013	1,415	1,415
Additional paid-in capital	268,364	268,209
Accumulated deficit	(252,624)	(252,608)
Treasury stock, at cost 11 shares held at December 31, 2013 and June 30, 2013	(56)	(56)
Accumulated other comprehensive income	31	39
Total stockholders' equity	17,130	16,999
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$ 32,208	$ 32,907
CONTACT: Lyris, Inc.

         Investor Relations Contact:
         Rich McDonald
         Director, Investor Relations
         (610) 688-3305
         rmcdonald@lyris.com